Software and Courseware Purchase Agreement

This Software and Courseware Purchase Agreement ("Agreement") is entered into as of the 1st day of December 2022, by and between Quality Online Education Group Inc. (QOEG), a corporation incorporated under the federal laws of Canada, with its principal place of business at #1, 60 Riviera Drive, Markham, ON L3R 5M1 Canada ("Buyer") and Tianjin Zhipin Education Technology Co., Ltd., a Tianjin company, with its principal place of business at #2605, Asia Pacific Building, 35 Nanjing Rd, Hexi, Tianjin ("Seller").

Recitals

A. Seller is the owner and developer of certain software and Courseware products.

B. Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the ownership of software product and Courseware described herein, and subject to the terms and conditions of this Agreement.

Now, therefore, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Definitions
   (a) "Software" shall mean the proprietary computer program(s) developed and owned by Seller, as described in Exhibit A attached hereto.

   (b) "Courseware" shall mean the course content, user manuals and other written materials, as described in Exhibit A.

   (c) "License" shall mean the exclusive license granted to Buyer under this Agreement to use the software and courseware.

2. Purchase and Delivery
   (a) Purchase. Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, the ownership of the Software and Courseware, subject to the terms and conditions of this Agreement.

(b) Delivery. Seller shall deliver to Buyer the Software and the Courseware in object code form, within 45 days following the execution of this Agreement. Delivery shall be made electronically or by physical media, at Seller's discretion.

3. License

(a) Grant of License. Upon full payment of the purchase price set forth in Section 4, Seller hereby transfers the ownership to Buyer.

(b) Restrictions. Buyer shall have no restriction after taking the ownership of the Software and Courseware.

4. Copyright

The Software is protected by copyright law. Upon completion of the purchase, all copyrights belong to the Buyer. The Seller shall not sell or transfer the Software in any way without the written authorization of the Buyer.

5. Purchase Price

Buyer shall pay Seller a purchase price of US$500,000 for the Software, and a purchase price of US$250,000 for the Courseware. Payment for software shall be due within 30 days of receipt of an invoice from Seller, and payment for Courseware shall be due within 90 days of receipt of an invoice from Seller.

6. Warranties

(a) Limited Warranty. Seller warrants that, for a period of 90 days from the date of delivery, the Software will substantially conform to the specifications set forth in the Documentation. This warranty does not cover any problems caused by Buyer's negligence, misuse, or unauthorized modifications of the Software.

(b) Disclaimer of Warranties. Except as expressly provided in this Section 5, the Software and Courseware are provided "as is," and Seller disclaims all other warranties, whether express, implied, or statutory, including, but not limited to, any implied warranties of merchantability, fitness for a particular purpose, and non-infringement.

7. Post-Sales Service

(a) Consulting service: Seller provides free consulting service to Buyer: the consulting time is 9:00-22:00 Beijing time every day.

(b) Maintenance service: within one year from the date of acceptance, Seller will provide Buyer with free system maintenance services in both on-site and remote ways.

8. Seller's Payment Info

Business Name: Tianjin Quality Technology Inc.
Bank: Bank of China Tianjin Qiongzhou Dao Sub - branch
Account Number: 279193812508

9. Limitation of Liability

(a) If Seller violates this contract and the contract cannot be performed, the deposit shall be refunded and a liquidated damages of USD 10,000 shall be paid. If Seller violates its representations, guarantees or other obligations in this contract and causes Buyer to suffer losses, Buyer has the right to demand compensation from the Seller.

(b) If Buyer fails to pay the fees according to this contract and this contract cannot be performed, the paid deposit will not be refunded; if Buyer violates its representations, guarantees or other obligations in this contract and causes Seller to suffer losses, then the Seller has the right to demand compensation from Buyer.

10. Governing Law and Dispute Resolution

This Agreement shall be governed by and construed in accordance with the laws of Ontario, without regard to its conflict of law principles. Any disputes arising out of or in connection with this Agreement shall be resolved through good faith negotiations between the parties. If the parties are unable to resolve the dispute within thirty (30) days of the commencement of negotiations, either party may submit the dispute to binding arbitration in accordance with the rules of the [Arbitration Institution], with the arbitration to be conducted in [Location]. The decision of the arbitrator shall be final and binding upon the parties, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

11. Termination

This Agreement may be terminated by either party upon written notice if the other party materially breaches any term or condition of this Agreement and fails to cure such breach within thirty (30) days after receipt of written notice thereof.

12. Notices

All notices, requests, and other communications under this Agreement must be in writing and will be deemed to have been duly given when personally delivered or sent by registered or certified mail, return receipt requested, or by email, with confirmation of receipt, to the addresses specified below or such other address as either party may designate by notice to the other:

If to Buyer:
Quality Online Education Group Inc.
#1, 60 Riviera Drive, Markham, ON L3R 5M1 Canada
ed@qoeg.org

If to Seller:
Tianjin Zhipin Education Technology Co., Ltd.
#2605, Asia Pacific Building, 35 Nanjing Rd, Hexi, Tianjin
xuwg@qoeg.org

13. Miscellaneous

This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, and understandings, whether written or oral. This Agreement may be amended only by a written instrument executed by both parties. No waiver of any term or condition of this Agreement shall be deemed a further or continuing waiver of such term or condition or any other term or condition. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Quality Online Education Group Inc (Buyer)
Co., Ltd. (Seller)

Signature: ______________________

Date: 2022-12-01

Tianjin Zhipin Education Technology

Stamp:

Contact: Lei Song
songlei@qoeg.org

Date: 2022-12-01

Exhibit A

Software

serial number	Menu Item	Detailed function
1	System Management —— role management	add, modify, delete
2	System Management —— account management	Add, query, leave settings, modify
3	System Management —— department management	Department tree, add department
4	System Management —— change Password	change Password
5	System Management —— Home Schedule	Query class schedule, export class schedule, replace teacher, change attendance
6	System Management —— Agent management	query, add, modify, delete
7	System Management —— Outbound call data import	upload files
8	System Management —— Virtual account management	query, add, bind, modify
9	market management —— Channel Information Management	Channel tree, modify, delete, generate poster, add sub-channel
1 0	market management —— Channel Sales Statistics	Channel tree, query statistical results
11	market management —— channel registered students	Query, data export, visit record, recording and broadcasting class setting, recording, and broadcasting class opening
12	market management —— Channel Specialist Management	Query, confirm allocation
13	Sales and Service Management —— student profile	Query, batch import, visit record, add, synchronize
14	Sales and Service Management —— Gongchi	Query, extract, visit records
15	Sales and Service Management —— wishing pool	Query, transfer privately, view details, throw library, visit records
16	Sales and Service Management —— private pool	Query, visit records, add student files, lock, unlock, throw library, view details, transfer TA
17	Sales and Service Management —— class conversion	Query, Assign

18	Sales and Service Management —— automatic allocation	edit, enable
19	Sales and Service Management —— Event registration information	Inquire
20	Sales and Service Management —— Book a trial class	Inquire and make an appointment for a trial class
21	Sales and Service Management —— Reason for throwing library	Inquire
22	Sales and Service Management —— course management	Query, cancel courses, replace teachers, supervise classes, follow up records
23	Sales and Service Management —— teacher schedule	Inquire
24	Educational Administration —— regular class management	Query, create a new class, export tomorrow's class schedule, export next week's class schedule, change TA, release, view
25	Educational Administration —— classin account management	Query, classin student registration, classin teacher registration
26	Educational Administration —— summer school students	Inquire
27	Educational Administration —— class management	Query, cancel course, change time, supervise class, teacher substitute class, student list
28	Educational Administration —— student management	Query, assign TA, student details, action records, view, visit records, course management
29	Educational Administration —— Refer information	Inquiry, view details, donated courses, recommender donated courses information
30	Educational Administration —— Lesson review	Query, review, view details
31	Educational Administration —— referral statistics	Query, view details
32	Educational Administration —— student transfer	Query, assign TA, assign area
33	Educational Administration —— Newborn node information	Inquire
34	Educational Administration —— fixed lesson	Inquiry, deduction of class hours, course details
35	Educational Administration —— Major class management	Query, view details, change TA, release, create new class
36	Educational Administration —— Demo class management	Query, view details
37	Educational Administration —— Supplementary lesson management	Inquiry, remedial class, transfer class, view details

38	Financial Management —— order management	Query, modify, export, view details, view contracts, send agreements
39	Financial Management —— Order review	Query, view details
40	Financial Management —— financial order	Query, export, view details
41	Financial Management —— Lesson statistics	query, export
42	Financial Management —— Purchase configuration	query, add, modify, enable, disable
43	Financial Management —— Commission Approval	inquiry, confirmation
44	teacher management —— teacher management	Query, enable, disable, add teacher, modify, view details
45	teacher management —— teacher schedule	Query, configure schedule, view details
46	teacher management —— Teacher Information	Query, view schedule, teacher details
47	teacher management —— leave approval	Query, delete, view details, submit leave
48	teacher management —— teacher leave	Query, view details
49	teacher management —— Teacher Occupancy	Query, view details
50	teacher user	Courses, student assessment, leave application
51	data management —— Assign students manually	Inquiry, confirm transfer
52	data management —— Channel node management	Confirm transfer
53	data management —— Import students in batches	Query, batch import, view details
54	data management —— target management	Query, add target, adjust target
55	data management —— Team goal management	Query, add target, modify
56	Big parent management —— big parent database	Query, confirm transfer, manually open, delete, view details
57	Big parent management —— Parent Profile	Inquiry, today's visit record, poster, plug in to view details, modify identity
58	Big parent management —— Big parent data adjustment	Adjustment

59	Big parent management —— big parent statistics	query, export
60	Report Center —— Lesson report (new version)	Query, export data, view details
61	Report Center —— Outbound call data query	query, download
62	Report Center —— outbound call recording	query, download, tag
63	Report Center —— Team update	Inquire
64	Report Center —— class report	Inquire
65	Report Center —— class report	query, data export
66	Report Center —— market report	query, data export
67	City Consultant Management —— information management	Department Tree, Student Poster, Advisor Poster, Student QR Code, Advisor QR Code, Add Subset, Modify Information, Enable, Disable, Modify Identity
68	City Consultant Management —— relationship adjustment	Confirm transfer
69	City Consultant Management —— sales statistics	query, export
70	Teaching and research management —— Entrance assessment	query, add, modify, enable, disable
71	Teaching and research management —— Question bank management	Query, add, modify, delete, copy, preview

Courseware Content

Course Project			Number of Files
English	Main Course	Courseware	960 lessons
		Preview video	709
		Preview material	489 lessons
		Homework workbook	72 books
		Entry test	6 levels

		Course Outline	8 levels
	Phonics	Courseware	15 lessons
		Elementary self-spelling video	12
		Intermediate self-spelling video	12
	Read RAZ	Original PDF file	360 copies
	Freetalk	Outline Subject Classes	1 copy
		Courseware	17 lessons
	International department courses	Trial Lesson	3 lessons
	Public class	Courseware	Lesson 71
	picture book class	Original Picture Book-Mini Academy	136 short videos
		Original Picture Book-Print Picture Book	3 books
	Cambridge exams	KET	30 lessons
	Official account Manuscript	Grammatical Text Materials	91 copies
math	Bu'Er Math	Courseware	100 lessons
		Knowledge Points	100 copies